EXHIBIT 32.2

CERTIFICATION OF
J. ROE BUCKLEY/CHIEF FINANCIAL OFFICER
OF MEWBOURNE DEVELOPMENT CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

     I, J. Roe Buckley, Chief Financial Officer of Mewbourne Development Corporation, Managing General Partner of Mewbourne Energy Partners 02-A, L.P., (the “Registrant”), hereby certify that the accompanying report on Form 10-K, for the annual period ended December 31, 2003 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Registrant fully complies with the requirements of that section.

     I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ J. Roe Buckley

Name: J. Roe Buckley
Date: March 29, 2004